Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 24, 2007 included in the Annual Report on Form 20-F of Coral Gold Resources Ltd. for the year ended January 31, 2007, with respect to the consolidated financial statements of Coral Gold Resources Ltd., included in this Form 20-F.

Vancouver, Canada                                                                                                “Ernst & Young LLP”
July 30, 2007                                                                                                             Chartered Accountants